Ref. TorOrTor. 4452/2541


                                                                  17 August 1998


 Subject Permission for Additional Area for Duty Free Shop under the name Harrods

 To                Managing Director, King Power Duty Free Co., Ltd.

 Reference         Your letter, Ref. KorFor. 226/2541 dated 3 August 1998


 Enclosure         Chart showing location of the leased area, I sheet





Pursuant to the referenced letter, King Power Duty Free Co., Ltd. has expressed an intention to lease additional area in front of Duty Free Shop of Harrods merchandize, Departure Lounge, Building 1, for 0.36 square metre (size 0.60 x 0.60) for displaying a bear which is the symbol of Harrods, as detailed therein.


Airports Authority of Thailand (AAT) has considered the matter and would be pleased to permit the Company to lease additional space as requested. The details are as follows:


1. The area AAT has given permission to the Company to lease for displaying the bear, has been designated Plot No. 3265 P/2, in front of Plot No. 3265 P, 3 Floor, Departure Lounge, Building 1, 1 square metre, the location of which indicated in the attached chart.

2. AAT will commence the lease and collect the rents, fees and taxes from 16 August 1998, as follows:


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     2.1  Rent is Baht 750.-  (Seven  Hundred  Fifty Baht) per square  metre per month

     2.2 Fee for using services in the airport building at 15% of the monthly rent


     2.3 Building and land taxes at 12.50% of the monthly rent, whereby fraction of a month will be calculated as one month.

3. Regarding the remuneration for giving permission to lease the area, AAT will notify the Company in due course.


4. The Company is requested to proceed with the Lease Agreement at Legal Division, Administration Department, 2nd Floor of AAT's Head Office, Vibhavadi Rangsit Road, Tel. 535-1405 or 535-1815.


Please be informed accordingly.




                                        Yours sincerely,


                            Wing Commander
                                        (Uthai Thaisanthad)
                                  General Manager, Bangkok International Airport
                                        On behalf of Governor



Airport Department

Tel. 535-1262
Fax  535-1065